News Release
Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net
Media Contact: Sam Jefson - Public Relations Specialist - 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES TEMPORARILY SUSPENDING
PRODUCTION BECAUSE OF CORONAVIRUS SITUATION

FOREST CITY, IOWA, March 23, 2020 - Winnebago Industries, Inc. (NYSE:WGO) today announced it will be temporarily suspending most production activities at the Company’s Winnebago, Grand Design RV, Newmar, and Chris-Craft facilities. This action is in response to the national spread of the coronavirus, the national emergency associated with the virus, and unforeseeable change in business circumstances that have accompanied it. These steps are designed to lower the probability of coronavirus exposure to employees and adjust future production output relative to a fast-changing demand landscape for the Company’s products. Winnebago Industries and its businesses will remain open and perform essential activities for its dealers and end customers, including remote retail support for dealers, along with technical care, warranty administration, and parts fulfillment. Each of the Company’s businesses will suspend production during the week of March 23rd and based on present conditions, the manufacturing suspension is currently anticipated to last through April 12th.

“As this global situation continues to rapidly evolve, our top priority is the health and well-being of our employees, business partners, customers and communities,” said Winnebago Industries President and Chief Executive Officer Michael Happe. “We are also seeing demand for our products shift dramatically as the nation takes appropriate action to curb the spread of the coronavirus. This decision is not an easy one, but we are confident it is in the best interests of all our stakeholders. During this time, we will remain flexible with operations that can provide products related to the support of mobile health care, command centers and other logistical needs that local, state and Federal resources may require during this crisis.”

To support employees and their families affected by this temporary production suspension, the Company is providing base pay and benefits for the first two weeks.

“As we take precautionary measures in the best interest of both our employees’ health and our long-term business prospects, we remain confident in the strength of our balance sheet and in our cash position to allow us to provide the appropriate pay and benefits to our employees and weather a period of business interruption from this health crisis,” Happe continued.

Winnebago Industries will continue to monitor this situation very closely and is committed to executing contingency plans that ensure a safe work environment for employees and disciplined production strategies that benefit the Company and its channel partners before resuming full operations.

About Winnebago Industries
Winnebago Industries, Inc. is a leading U.S. manufacturer of recreation vehicles under the Winnebago, Grand Design, Newmar and Chris-Craft brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Oregon, Minnesota and Florida. The Company's common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated duration of the suspension of the Company’s operations. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to developments regarding the coronavirus situation and its impact on the Company’s employees, communities and other stakeholders. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.